Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING.

SUBSCRIPTION AGREEMENT

To:	Duke Robotics, Inc.

14 Live Oak St., Suite A

Gulf Breeze, FL 32561

Ladies and Gentlemen:

1.	Subscription.

(a)           The Investor (the “Investor”) hereby irrevocably subscribes for and agrees to purchase shares of common stock, par value $0.0001 per share (the “Shares”), of Duke Robotics, Inc., a Delaware corporation (the “Company”), at a purchase price of $3.00 per share, rounded down to the nearest whole share based on the Investor’s subscription amount, upon the terms and conditions set forth herein. The purchase price of each Share is payable in the manner provided in Section 2 below.

(b)          The Investor understands that the Shares are being offered pursuant to the Offering Circular dated _______________ and its exhibits (the “Offering Circular”) as filed with the Securities and Exchange Commission (the “SEC”). By subscribing to the Offering, the Investor acknowledges that the Investor has received this Subscription Agreement, a copy of the Offering Statement of the Company filed with the SEC, has had the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering and any other information reasonably required by the Investor to make an investment decision.

(c)           This Subscription may be accepted or rejected in whole or in part, at any time prior to the Termination Date (as hereinafter defined), by the Company at its sole discretion. The Company will notify the Investor whether this subscription is accepted (whether in whole or in part) or rejected. If the Investor’s subscription is rejected, the Investor’s payment (or portion thereof if partially rejected) will be returned to the Investor without interest and all of the Investor’s obligations hereunder shall terminate.

(d)           The aggregate number of Shares that may be sold by the Company in this offering shall not exceed 5,000,000 shares (the “Maximum Offering”). The Company may accept subscriptions until the earlier of the date at which the Maximum Offering amount has been sold, or the date which is six months from this offering being qualified by the SEC, provided, however that the company may extend such date for an additional six months at its sole discretion (the “Termination Date”). The Company may terminate the offering at any date in its sole discretion. The Company may elect at any time to close all or any portion of this offering on various dates at or prior to the Termination Date (each a “Closing”). The Company anticipates that Closings will be held such that no cleared investor funds will remain in escrow for more than approximately 30 business days.

(e)          In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to the Investor is not consummated  for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

2.	Purchase Procedure.

(a)           Payment. The purchase price for the Shares shall be paid simultaneously with the Investor’s execution of this Subscription Agreement. The Investor shall deliver payment for the aggregate purchase price of the Shares by ACH, credit or debit card, check, electronic transfer or by wire transfer to an account designated by the Company. The minimum investment made by each Investor in the offering must equal not less than 150 Shares for an aggregate purchase price of $450. Payment for the Shares by the Investor shall be received by Prime Trust, LLC (the “Escrow Agent”) from the Investor prior to the applicable Closing in the amount of the Investor’s subscription using the instructions below. Upon such Closing, the Escrow Agent shall release such funds to the Company. The Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by the Investor reflected in their investor account.

Bank Name
Address
ABA No.
Account Number
Account Name
TEL
Email

3.           Representations and Warranties of the Company. The Company represents and warrants to Investor that the following representations and warranties are true and complete in all material respects as of the date hereof, and will be true and complete in all material respects as of the date of each Closing (except in the latter case, for representations that speak as of a particular date which shall have been true and correct in all material respects as of that date):

(a)           Organization and Standing. The Company, and its subsidiary, are each a corporation duly formed, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement, the Shares and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)           Issuance of the Shares. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

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(c)           Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby and thereby, are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon the Company’s acceptance of this Subscription Agreement, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)           No Filings. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)           Capitalization. As of the date hereof, the outstanding shares of Common Stock, options, warrants and other securities of the Company are as set forth in “Security Ownership of Management and Certain Security Holders” in the Offering Circular; and, except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any of its securities.

(f)           Financial Statements. Complete copies of the Company’s audited financial statements consisting of the statement of financial position of the Company as of December 31, 2016 and the related consolidated statements of income and cash flows for the two-year period then ended (the “Financial Statements”) have been made available to the Subscriber and appear in the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present, in all material respects, the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the periods indicated. Brightman Almagor Zohar & Co., Certified Public Accountants, a member firm of Deloitte Touche Tohmatsu, which has audited the Financial Statements, is an independent auditor firm within the rules and regulations adopted by the SEC.

(g)           Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares sold in the offering substantially as set forth in “Use of Proceeds” in the Offering Circular.

4.           Representations and Warranties of the Investor. By subscribing to the Offering, Investor (and, if Investor is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Investor is so purchasing) represents and warrants as of the date hereof and as of the closing date on which the Investor purchases Shares:

(a)           Requisite Power and Authority. The Investor has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Subscription Agreement and any other agreements required hereunder, and to carry out the provisions of the Subscription Agreement. All action on the Investor’s part required for the lawful subscription to the offering have been or will be effectively taken prior to the Closing. Upon subscribing to the Offering, this Subscription Agreement and other agreements hereunder will be valid and binding obligations of the Investor, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

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(b)           Company Information. The Investor acknowledges that except as set forth herein, no representations or warranties have been made to the Investor, or to the Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(c)           Investment Experience. The Investor has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Shares, and to make an informed decision relating thereto; or the Investor has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Investor’s investment in the Shares, and to make an informed decision relating thereto.

(d)           Investor Determination of Suitability. The Investor has evaluated the risks of an investment in the Shares, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for the Investor. The Investor has adequate financial resources for an investment of this character, and at this time the Investor could bear a complete loss of the Investor’s investment in the Company.

(e)           No Registration.   The Investor understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Investor's representations and warranties, and those of the other purchasers of the Shares in the offering. The Investor further understands that the Shares are not being registered under the securities laws of any states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996. The Investor covenants not to sell, transfer or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and under applicable state securities laws, or exemptions from such registration requirements are available.

(f)           Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. The Investor must bear the economic risk of this investment indefinitely and the Investor acknowledges that the Investor is able to bear the economic risk of losing the Investor’s entire investment in the Shares.

(g)           Accredited Investor Status or Investment Limits. The Investor represents that either:

(i)          The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and the information set forth on the signature page regarding accredited investor status is true and correct; or

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(ii)          The purchase price, together with any other amounts previously used to purchase Shares in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (or in the case where the Investor is a non-natural person, their revenue or net assets for such Investor's most recently completed fiscal year end).

The Investor represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(h)            Valuation. The Investor acknowledges that the price of the Shares to be sold in this offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Investor further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Investor’s investment will bear a lower valuation.

(i)           Domicile. The Investor maintains the Investor’s domicile (and is not a transient or temporary resident) at the address provided with the Investors subscription.

(j)            Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction.

(k)       Broker-Dealer Relationship. Each Investor understands and acknowledges that JumpStart Securities, LLC is not participating as an underwriter and has not solicited any investment in the Company, recommended the Company’s securities or provided investment advice to Investor, nor made any securities recommendations to any Investors. The Investor further understands and acknowledges that JumpStart Securities, LLC has not distributed any securities offering prospectuses or made any oral representations concerning the securities offering prospectus or the securities offering to any Investor.

(l)       Escrow Agent Relationship. Each Investor understands and acknowledges that the Escrow Agent has not investigated the desirability or advisability of the investment in the Common Stock nor approved, endorsed, or passed upon the merits of purchasing the Common Stock.

5.           Indemnity. The representations, warranties and covenants made by the Investor herein shall survive the closing of this Subscription Agreement. The Investor agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to any of the foregoing in connection with this transaction.

6.           [RESERVED]

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7.           Conditions to Transfer. The terms of this Subscription Agreement shall be binding upon the Investor and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall be acknowledge, agree, and be bound by the representations and warranties of the Investor in substantially the form set forth herein in Section 4, and the Company consents to the transfer in its sole discretion. The Company shall not record any transfer of Shares on its books unless and until such Transferee shall have complied with the terms of this Section 7.

8.           Conditions to Obligations of the Investor and the Company. The obligations of the Investor to purchase and pay for the Shares and of the Company to sell the Shares are subject to the satisfaction at or prior to the applicable Closing Date of the following conditions precedent: the representations and warranties of the Company contained in Section 3 hereof and of the Investor contained in Section 4 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

9.           Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of New York.

EACH OF THE INVESTOR AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE INVESTORS AND THE COMPANY ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. INVESTOR AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 10 AND PROVIDED WITH THE INVESTORS SUBSCRIPTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF, EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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10.           Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:

Duke Robotics, Inc.
Attention: Chief Executive Officer
14 Live Oak St., Suite A

Gulf Breeze, FL 32561

Email:

If to an Investor, to the Investor’s address as supplied in connection with this subscription, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by email shall be confirmed by letter given in accordance with (a) or (b) above.

12.           Miscellaneous.

(a)           All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)           This Subscription Agreement is not transferable or assignable by the Investor.

(c)           The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)           None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Investor.

(e)           In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f)           The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)           This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

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(h)           The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i)            The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)            If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Shares shall be immediately subject to this Subscription Agreement, to the same extent that the Shares, immediately prior thereto, shall have been covered by this Subscription Agreement.

(k)           No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(l)            This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[signature page follows]

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Duke Robotics, Inc.

Signature page to Subscription Agreement

The Investor hereby executes this Subscription Agreement.

ACCREDITED INVESTORS ONLY: By initialing the appropriate space below, the Investor hereby represents that the Investor is:

(initials)	a corporation, a business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(initials)	a natural person whose individual net worth, or joint net worth with his or her spouse, excluding any positive net value of the Investor’s principal residence, exceeds $1,000,000.

(initials)	a natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

(initials)	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

(initials)	an entity in which all of the equity owners fall within one of the categories set forth above.

$
Per Share purchase price é	Investor’s name é
$
Aggregate dollar amount being purchased é	Investor’s signature é
________
Aggregate number of Shares being purchased é	Title of signatory, if Investor is an entity é

Address of the Investor ê

ACCEPTED AND AGREED:
DUKE ROBOTICS, INC.	Email address: _________________________

By:	Social Security
[●] [●]	or Tax ID No. _________________________
Date: __________________

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